SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[_]     Definitive Additional Materials

[_]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            FINLAY ENTERPRISES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction  applies:
                                       N/A

        (2)     Aggregate number of securities to which transaction applies:
                                       N/A

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A

        (4)     Proposed maximum aggregate value of transaction:
                                      N/A

        (5)     Total fee paid:
                                      N/A

[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:
                                      N/A

        (2)     Form, Schedule or Registration Statement No.:
                                      N/A

        (3)     Filing Party:
                                      N/A

        (4)     Date Filed:
                                      N/A

                  F I N L A Y  E N T E R P R I S E S,  I N C.

                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 22, 2000


To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Finlay Enterprises, Inc. (the "Company") will be held on June 22, 2000 at 10:00 a.m. (local time) at the Cornell Club, 6 East 44th Street, New York, New York, for the following purposes:

     1. To elect four members to the Board of Directors to serve until the expiration of their respective terms of office and until their successors are duly elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's 1997 Long Term Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock available for issuance thereunder; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed May 8, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 29, 2000 IS ENCLOSED HEREWITH.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                             By Order of the Board of Directors.

                                             Bonni G. Davis
                                             SECRETARY

Dated:  May 23, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

 THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

--------------------------------------------------------------------------------

                  F I N L A Y  E N T E R P R I S E S,  I N C.

                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017




                          P R O X Y  S T A T E M E N T


     The enclosed proxy is solicited on behalf of the Board of Directors of Finlay Enterprises, Inc. (the "Company") pursuant to this proxy statement (to be mailed on or about May 23, 2000) for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the time and place shown in the attached Notice of Annual Meeting. Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named herein and in favor of the amendment to the Company's 1997 Long Term Incentive Plan, as amended (the "1997 Plan"). Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies would revoke proxies submitted earlier.

                                   RECORD DATE

     The record date for the determination of holders of common stock, par value $.01 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Annual Meeting is May 8, 2000 (the "Record Date").

                                VOTING SECURITIES

     As of the Record Date, 10,421,353 shares of Common Stock of the Company were outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

     With respect to the matters to come before the shareholders at the Annual Meeting, (i) the election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon and (ii) the proposal to amend the 1997 Plan (Proposal No. 2) shall be determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. With respect to Proposal No. 1, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to Proposal No. 2, if the stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Annual Meeting for such matter but, since they are not affirmative votes for the matter, will have the same effect as votes against the matter. With respect to broker non-votes on such matter, the shares are not considered present at the Annual Meeting for such matter and they are, therefore, not counted in respect of such matter. Such broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

5% STOCKHOLDERS

     The following table sets forth information as to each person who, to the knowledge of the Company, was the beneficial owner as of the Record Date of more than 5% of the issued and outstanding Common Stock of the Company.


                                                          SHARES OF COMMON STOCK
                                                          BENEFICIALLY OWNED (1)
                                                          ----------------------
                                                           NUMBER     PERCENTAGE
NAME                                                      OF SHARES    OF CLASS
----                                                      ---------   ----------
FMR Corp.(2) .........................................    1,041,000     10.0%
Mellon Financial Corporation(3) ......................    1,014,959      9.7%
Thomas H. Lee(4) .....................................      984,340      9.4%
David B. Cornstein(5) ................................      685,439      6.5%
Rohit M. Desai(6) ....................................      674,412      6.5%
Becker Capital Management, Inc.(7) ...................      656,100      6.3%
Neuberger Berman, LLC(8) .............................      529,000      5.1%

----------

     (1) Based on 10,421,353 shares issued and outstanding on the Record Date. Except as noted below, each beneficial owner has sole voting power and sole investment power, subject (in the case of Messrs. Lee, Desai and Cornstein) to the terms of the Amended and Restated Stockholders' Agreement dated as of March 6, 1995, as amended (the "Stockholders' Agreement"), by and among the Company and certain securityholders of the Company. See "Certain Transactions - Stockholders' Agreement."

     (2) These shares represent shares reported as beneficially owned by FMR Corp. in a joint filing on Amendment No. 1 dated February 14, 2000 to a Schedule 13G dated February 1, 1999 filed with the Securities and Exchange Commission (the "Commission") by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management and Research Company. According to said Schedule 13G Amendment, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The Schedule 13G Amendment further states that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the 1,041,000 shares which are the subject of the Schedule 13G Amendment as a result of its acting as investment adviser to Fidelity Low-Priced Stock Fund (the "Fund"), a registered investment company which owns all of such 1,041,000 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 1,041,000 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. According to the Schedule 13G Amendment, Strategic Advisers, Inc. a wholly-owned subsidiary of FMR Corp. and a registered investment adviser ("Strategic Advisers"), provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As such, FMR Corp.'s beneficial ownership may include shares beneficially owned through Strategic Advisers. The address for FMR Corp., Fidelity, the Fund and Strategic Advisers is 82 Devonshire Street, Boston, Massachusetts 02109.

                                         (footnotes continued on following page)

     (3) According to Amendment No. 2 dated January 20, 2000 to a Schedule 13G dated February 4, 1999 filed with the Commission by Mellon Financial Corporation ("Mellon Financial"), (i) Mellon Financial has sole power to vote 828,459 shares and sole power to dispose of 900,859 shares, and shares power to vote 63,100 shares and shares power to dispose of 114,100 shares, (ii) each of Boston Group Holdings, Inc. and The Boston Company, Inc. has sole power to vote 646,159 shares and sole power to dispose of 718,559 shares and shares power to vote 63,100 shares and shares power to dispose of 114,100 shares and (iii) The Boston Company Asset Management, Inc. has sole power to vote 486,550 shares and sole power to dispose of 558,950 shares, and shares power to vote 63,100 shares and shares power to dispose of 114,100 shares. According to such Schedule 13G Amendment, Boston Group Holdings, Inc. is a subsidiary of Mellon Financial and is also the parent holding company of The Boston Company, Inc., and The Boston Company, Inc. is the parent holding company of The Boston Company Asset Management, Inc., a registered investment advisor. All of the shares reported in the Schedule 13G Amendment are beneficially owned by Mellon Financial Corporation and direct or indirect subsidiaries, including Boston Group Holdings, Inc., The Boston Company, Inc. and The Boston Company Asset Management, Inc., in their various fiduciary capacities. The address for Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

     (4) Includes 884,455 shares of Common Stock held of record by Thomas H. Lee Equity Partners, L.P., the general partner of which is THL Equity Advisors Limited Partnership, a Massachusetts limited partnership of which Mr. Lee is a general partner, and 99,885 shares of Common Stock held of record by 1989 Thomas H. Lee Nominee Trust, 979 shares of which are subject to options granted to others. Mr. Lee's address is c/o Thomas H. Lee Company, L.L.C., 590 Madison Avenue, New York, New York 10022.

     (5) Includes options to acquire 66,667 shares of Common Stock having an exercise price of $14.00 per share. The address of Mr. Cornstein is c/o the Company, 529 Fifth Avenue, New York, New York 10017.

     (6) Mr. Desai is the sole stockholder, Chairman of the Board of Directors, President and Treasurer of Desai Capital Management Incorporated ("DCMI"). DCMI acts as investment adviser to Equity-Linked Investors-II ("ELI-II"). Mr. Desai is also the managing partner of the general partner of ELI-II. ELI-II holds a total of 674,412 shares of Common Stock of the Company. Under the investment advisory agreements between DCMI and ELI-II, decisions as to the voting or disposition of these securities may be made by DCMI. DCMI and Mr. Desai disclaim beneficial ownership of the securities. The address of Mr. Desai and ELI-II is c/o Desai Capital Management Incorporated, 540 Madison Avenue, New York, New York 10022.

     (7) According to a Schedule 13G dated January 28, 2000 filed with the Commission by Becker Capital Management, Inc., a registered investment advisor ("Becker"), the indicated number of shares is owned by advisory clients of Becker; Becker has sole voting power with respect to 632,600 of the shares and sole dispositive power with respect to all of the shares, but disclaims beneficial ownership thereof. The address for Becker Capital Management, Inc. is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204.

     (8) According to Amendment No. 1 dated January 28, 2000 to a Schedule 13G dated February 10, 1999 filed with the Commission by Neuberger Berman, LLC and Neuberger Berman, Inc., (collectively, "Neuberger Berman"), Neuberger Berman, LLC is deemed to be a beneficial owner of the indicated number of shares since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, such shares, which are held by many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. Neuberger Berman has sole power to vote or direct the voting of 429,000 shares, shared power to vote or direct the voting of none of such shares, sole power to dispose of or direct the disposition of none of such shares, and shared power to dispose of or direct the disposition of 529,000 shares. Employee(s) of Neuberger Berman, LLC and Neuberger Berman Management, Inc. own 35,500 shares in their own personal securities accounts. Neuberger Berman, LLC disclaims beneficial ownership of these shares since these shares were purchased with each employee(s)' personal funds and each employee has exclusive dispositive and voting power over the shares held in their respective accounts. According to the Schedule 13G Amendment, Neuberger Berman, Inc. owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management, Inc. and does not own over 1% of the Company's shares. The address of Neuberger Berman, LLC and Neuberger Berman, Inc. is 605 Third Avenue, New York, New York 10158-3698.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of the Record Date by (i) each of the Company's directors and nominees for director (other than Messrs. Lee, Desai and Cornstein, information with respect to each of whom is presented above),
(ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or Finlay Fine Jewelry Corporation, a wholly-owned subsidiary of the Company ("Finlay Jewelry" and, together with the Company and all predecessor companies, "Finlay"), listed in the Summary Compensation Table and (iii) all directors and executive officers as a group. The Company owns all of the issued and outstanding capital stock of Finlay Jewelry.


                                                          SHARES OF COMMON STOCK
                                                          BENEFICIALLY OWNED (1)
                                                          ----------------------
                                                           NUMBER     PERCENTAGE
                         NAME                             OF SHARES    OF CLASS
------------------------------------------------------    ---------   ----------

Arthur E. Reiner(2)(3) ...............................       79,279        *
Norman S. Matthews(4) ................................       76,000        *
Leslie A. Philip(2)(5) ...............................       57,333        *
Joseph M. Melvin(2)(6) ...............................       34,000        *
Edward Stein(2)(7) ...................................       29,933        *
Bruce E. Zurlnick(2)(8) ..............................       12,933        *
Warren C. Smith, Jr.(9) ..............................       12,590        *
Michael Goldstein(10) ................................       12,000        *
Hanne M. Merriman(11) ................................       10,000        *
James Martin Kaplan(2) ...............................        4,000        *
John D. Kerin(2) .....................................        1,000        *
All directors and executive officers
as a group (13 persons)(12) ..........................    2,673,259      24.9%

----------

     *Less than one percent.

     (1) Based on 10,421,353 shares issued and outstanding on the Record Date. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock subject to the terms of the Stockholders' Agreement.

     (2) The address of Messrs. Reiner, Kaplan, Kerin, Melvin, Stein and Zurlnick and Ms. Philip is c/o the Company, 529 Fifth Avenue, New York, New York 10017.

     (3) Includes options to acquire 34,632 shares of Common Stock having an exercise price of $14.00 per share.

     (4) Includes options to acquire an aggregate of 76,000 shares of Common Stock having exercise prices ranging from $8.50 to $16.50 per share. Mr. Matthews' address is 650 Madison Avenue, New York, New York 10022.

     (5) Includes options to acquire an aggregate of 57,333 shares of Common Stock having exercise prices ranging from $11.1875 to $23.1875 per share.

     (6) Includes options to acquire an aggregate of 34,000 shares of Common Stock having exercise prices ranging from $14.875 to $24.3125 per share.

     (7) Includes options to acquire an aggregate of 28,933 shares of Common Stock having exercise prices ranging from $7.23 to $8.25 per share.

     (8) Includes options to acquire an aggregate of 12,133 shares of Common Stock having exercise prices ranging from $7.23 to $8.25 per share.

                                         (footnotes continued on following page)

     (9) Mr. Smith's address is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109.

     (10) Includes options to acquire an aggregate of 5,000 shares of Common Stock having an exercise price of $13.4375 per share. The address of Mr. Goldstein is c/o Toys "R" Us, Inc., 461 From Road, Paramus, New Jersey 07652.

     (11) Includes options to acquire an aggregate of 10,000 shares of Common Stock having exercise prices ranging from $8.50 to $21.3125 per share. Ms. Merriman's address is c/o Hanne Merriman Associates, 3201 New Mexico Avenue, N.W., Washington, DC 20016.

     (12) Includes options to acquire 324,698 shares having exercise prices ranging from $7.23 to $24.3125 per share.

     The Company's fiscal year ends on the Saturday closest to January 31. References herein to 1996, 1997, 1998 and 1999 relate to the fiscal years ended on February 1, 1997, January 31, 1998, January 30, 1999 and January 29, 2000, respectively.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms furnished to the Company by such reporting persons and on the written representations from such reporting persons that no reports on Form 5 were required, the Company believes that during fiscal 1999 all of the reporting persons complied with their Section 16(a) filing obligations.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with the directors of each class to be elected at every third annual meeting of stockholders. The certificate further provides that the number of directors which shall constitute the full Board of Directors may be fixed by the Board of Directors from time to time and that vacancies occurring between annual meetings may be filled only by the Board of Directors, with the directors so chosen to serve until the next annual meeting. The Board of Directors has nominated David B. Cornstein, James Martin Kaplan, John D. Kerin and Arthur E. Reiner for the three-year term in the class whose term expires in 2003. The nominees are presently serving as directors of the Company and have expressed their willingness to continue to serve as such. If, for any reason not presently known, any of said nominees is not available for election, the proxies will be voted for substitute nominees, if any. See "Certain Transactions -- Stockholders' Agreement."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR election as directors for the three-year term in the class whose term expires in 2003 the nominees identified above.

INFORMATION REGARDING DIRECTORS

Information regarding each of the nominees is set forth below:

                                                                         YEAR
                                                                      OF ANNUAL
                                                                      MEETING AT
                                                           DIRECTOR   WHICH TERM
NAME                    PRINCIPAL OCCUPATION         AGE    SINCE    WILL EXPIRE
----                    --------------------         ---    -----    -----------

David B. Cornstein      Chairman Emeritus of the      61     1988       2003
                        Company and Principal,
                        Pinnacle Advisors Limited

James Martin Kaplan     Partner, Blank Rome Tenzer    55     1988       2003
                        Greenblatt LLP,
                        attorneys-at-law

John D. Kerin           Consultant, The McGraw-       61     1999       2003
                        Hill Companies, Inc.

Arthur E. Reiner        Chairman of the Board,        59     1995       2003
                        President and Chief
                        Executive Officer of the
                        Company and Chairman and
                        Chief Executive Officer of
                        Finlay Jewelry

The following persons will continue to serve as directors after the meeting:

Norman S. Matthews      Retail Consultant             67     1993       2001

Hanne M. Merriman       Principal, Hanne Merriman     58     1997       2001
                        Associates

Warren C. Smith, Jr.    Managing Director of TH Lee   43     1993       2001
                        Putnam Internet Partners,
                        L.P.

Rohit M. Desai          Chairman and President of     61     1993       2002
                        Desai Capital Management
                        Incorporated

Michael Goldstein       Chairman of the Board         58     1999       2002
                        of Toys "R" Us, Inc.

Thomas H. Lee           President of Thomas H. Lee    56     1993       2002
                        Company


     DIRECTORS. Messrs. Desai, Lee and Matthews and Ms. Merriman have each been engaged in the principal occupation identified above for more than the past five years. Mr. Desai is also a director of The Rouse Company, Sunglass Hut International, Incorporated, TeleCorp PCS, SITEL Corporation and Independence Community Bank Corp. Mr. Lee is also a director of Metris Companies, Inc., Safelite Glass Corporation, Vail Resorts, Inc. and Wyndham International, Inc. Mr. Matthews is also a director of Toys "R" Us, Inc., The Progressive Corporation, Lechters, Inc., Eye Care Centers of America, Inc. and Sunoco, Inc. Ms. Merriman is also a director of US Airways Group, Inc., Ameren Corp., State Farm Mutual Automobile Insurance Company, The Rouse Company, Ann Taylor Stores Corporation and T. Rowe Price Mutual Funds and is a member of the National Women's Forum and a director of the Children's Hospital Foundation (part of the Children's National Medical Center). Mr. Cornstein served as Chairman of the Company from May 1993 until his retirement from day-to-day involvement with the Company effective January 31, 1999. Mr. Cornstein is also a director of TeleHubLink Corporation. Since February 1998, Mr. Goldstein has been Chairman of the Board of Toys "R" Us, Inc., where he was Vice Chairman of the Board and Chief Executive Officer from February 1994 to February 1998, and where he served as acting Chief Executive Officer from August 1999 to January 14, 2000. Mr. Goldstein is also a director of Houghton Mifflin Company and United Retail Group Inc. Mr. Kaplan is a partner of the law firm of Blank Rome Tenzer Greenblatt LLP, counsel to Finlay, which he joined in 1998 and, from 1977 to 1998, was a partner with the law firm of Zimet, Haines, Friedman & Kaplan. Mr. Kerin has been a consultant to The McGraw-Hill Companies, Inc. since January 2000, and from July 1979 to January 2000, he served in various positions with The McGraw-Hill Companies, Inc., including from May 1994 to January 2000, as Senior Vice President, Information Management and Chief Information Officer. Mr. Reiner is a director of Loehmann's, Inc. Mr. Smith has been employed by Thomas H. Lee Company or its affiliates since 1990 and is also a director of Rayovac Corporation and Eye Care Centers of America, Inc.

     EXECUTIVE OFFICERS. Mr. Reiner, Joseph M. Melvin (Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry), Leslie A. Philip (Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry), Edward Stein (Senior Vice President and Director of Stores of Finlay Jewelry) and Bruce E. Zurlnick (Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry) are the executive officers of the Company. Mr. Melvin, age 49, was appointed as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry on May 1, 1997. From September 1975 to March 1997, Mr. Melvin served in various positions with The May Department Stores Company ("May Department Stores"), including, from 1990 to March 1997, as Chairman of the Board and Chief Operating Officer of Filene's (a division of May Department Stores). Ms. Philip, age 53, has served as Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry since May 1997. From May 1995 to May 1997, Ms. Philip was Executive Vice President - Merchandising and Sales Promotion of Finlay Jewelry. From 1993 to May 1995, Ms. Philip was Senior Vice President - Advertising and Sales Promotion of R.H. Macy & Co., Inc. ("Macy's"), and from 1988 to 1993, Ms. Philip was Senior Vice President - Merchandise - Fine Jewelry at Macy's. Mr. Stein, age 55, has been Senior Vice President and Director of Stores of Finlay Jewelry since July 1995. From December 1988 to June 1995, Mr. Stein was Vice President - Regional Supervisor of Finlay Jewelry, and occupied similar positions with Finlay's predecessors from 1983 to December 1988. Mr. Stein held various other positions at Finlay from 1965 to 1983. Mr. Zurlnick, age 48, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry since January 2000. From June 1990 to December 1999, he was Treasurer of the Company and Vice President and Treasurer of Finlay Jewelry, and from December 1978 through May 1990, he held various finance and accounting positions with Finlay's predecessors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Compensation, Nominating and Executive Committees. No director who serves on the Compensation Committee is an officer or employee of the Company or any of its subsidiaries.

     The Audit Committee reviews the preparations for and scope of the audit of the Company's annual financial statements, reviews drafts of such statements, makes recommendations as to the engagement and fees of the independent auditors and monitors the functioning of the Company's accounting and internal control systems by meeting with representatives of management, the independent auditors and the Company's internal auditors. The Committee has direct access to the independent auditors, the internal auditors and counsel to the Company, and it performs such other duties relating to the financial statements of the Company and other matters as the Board of Directors may assign from time to time. The Audit Committee met five times during fiscal 1999. The current members of the Audit Committee are Ms. Merriman, its Chairman, and Messrs. Goldstein and Kerin.

     The Compensation Committee supervises and makes recommendations with respect to employee compensation levels and all benefit plans involving employees of the Company. It also approves, upon the recommendation of the Chairman of the Board of Directors and President or other appropriate officer, the terms of employment of all officers of the Company (except the Chairman of the Board and President) and recommends the terms of employment of the Chairman of the Board and President to the Board of Directors for approval. The Compensation Committee also administers the Company's 1993 Long Term Incentive Plan, as amended (the "1993

Plan"), and the 1997 Plan, including the grant of options and stock appreciation rights thereunder. The Compensation Committee met five times during fiscal 1999. The current members of the Compensation Committee are Mr. Lee, its Chairman, and Messrs. Desai and Matthews.

     The Nominating Committee was established in fiscal 1998 to provide recommendations to the Board of Directors regarding nominees for director and membership on Board committees. The Nominating Committee will consider nominees recommended by stockholders. The Nominating Committee met three times during fiscal 1999. The current members of the Nominating Committee are Mr. Reiner, its Chairman, and Messrs. Desai and Lee.

     The Executive Committee has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the Delaware General Corporation Law. The Executive Committee met two times during fiscal 1999. The current members of the Executive Committee are Mr. Lee, its Chairman, and Messrs. Cornstein, Desai, Kaplan, Matthews and Reiner.

     The Board of Directors met seven times during fiscal 1999. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees thereof which he or she was eligible to attend.

DIRECTORS' COMPENSATION

     Directors who are employees, or who receive fees or compensation (directly or indirectly) other than as directors, receive no additional compensation for serving as members of the Board. Messrs. Lee, Desai, Smith and Kaplan receive no compensation for serving as directors of the Company and Finlay Jewelry. For a discussion of certain fees paid to affiliates of Messrs. Lee and Desai, see "-- Compensation Committee Interlocks and Insider Participation."

     For serving as a director of the Company and Finlay Jewelry, each independent non-employee director receives aggregate compensation at the rate of $20,000 per year and, except for Mr. Matthews, also receives a fee of $1,000 for each regular and special meeting attended and a fee of $500 for each committee meeting attended. In addition, Ms. Merriman receives an aggregate annual fee of $3,000 for service as chairperson of the Audit Committee of the Company and Finlay Jewelry. Each independent non-employee director generally receives, with respect to each year of service, options to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value on the date of grant. The options typically vest on the first anniversary of the date of grant, except Mr. Matthews' options are subject to various vesting periods of up to five years. Mr. Reiner has an employment contract with Finlay, and a company as to which Mr. Cornstein is a principal receives compensation from Finlay pursuant to a consulting agreement. See information under the caption "Executive Compensation--Employment and Other Agreements and Change of Control Arrangements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is presently comprised of Rohit M. Desai, Thomas
H. Lee and Norman S. Matthews. All decisions with respect to executive compensation of both the Company and Finlay Jewelry and all decisions with respect to benefit plans involving employees of both the Company and Finlay Jewelry are currently made by the Compensation Committee. None of the present Compensation Committee members were, at any time, an officer or employee of the Company or any of its subsidiaries.

     In connection with a series of transactions which recapitalized the Company in May 1993, the Company, an affiliate of Thomas H. Lee Company (together with its affiliate transferees, the "Lee Investors"), partnerships managed by DCMI (collectively, the "Desai Investors"), certain members of management of the Company (the "Management Stockholders") and certain other stockholders entered into (i) a registration rights agreement (the "Registration Rights Agreement"), which grants certain registration rights to the Lee Investors, the Desai Investors and the Management Stockholders, and (ii) the Stockholders' Agreement, which granted certain rights to, and imposed certain restrictions on the rights of, the Lee Investors, the Desai Investors, the Management Stockholders and certain other stockholders. See "Certain Transactions."

     The Company and Finlay Jewelry have entered into management agreements with Thomas H. Lee Capital LLC and DCMI (collectively, the "Management Agreements"), affiliates of Mr. Lee and Mr. Desai, respectively. Pursuant to the Management Agreements, Thomas H. Lee Capital LLC and DCMI receive $180,000 and $60,000 per year plus expenses, respectively, for consulting and management advisory services rendered to the Company and Finlay Jewelry. Each of the Management Agreements, which terminate in May 2001, will be automatically renewable on an annual basis unless any party thereto serves notice of termination at least 90 days prior to the renewal date. Each of the Management Agreements contains provisions entitling the managing company to indemnification under certain circumstances for losses incurred in the course of service to the Company or Finlay Jewelry.

     Mr. Matthews receives compensation at the rate of $20,000 per year for his services as a director. For a discussion of certain options granted to Mr. Matthews, see "--Directors' Compensation."

     Any future transactions between the Company and/or Finlay Jewelry and the officers, directors and affiliates thereof will be on terms no less favorable to the Company and Finlay Jewelry than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested directors of the Company or Finlay Jewelry, as the case may be.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation in fiscal years 1999, 1998 and 1997 of Finlay's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company or Finlay Jewelry (collectively, the "Named Executive Officers").

                                                    ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                           --------------------------------------   ---------------------------
                                                                                                   NUMBER OF
                                                                                    RESTRICTED    SECURITIES
      NAME AND PRINCIPAL                                            OTHER ANNUAL      STOCK       UNDERLYING         ALL OTHER
           POSITION               YEAR     SALARY      BONUSES    COMPENSATION (1)    AWARDS     OPTIONS/SARS(2)  COMPENSATION (3)
      ------------------          ----     ------      -------    ----------------  ----------   --------------  ----------------
ARTHUR E. REINER                  1999      $750,000    $447,825      $19,292          --             --             $ 28,064
Chairman, President               1998       750,000       --          17,642          --             --              428,016(4)
and Chief Executive Officer of    1997       750,000     271,425       17,706          --          300,000             28,481
the Company and Chairman and
Chief Executive Officer of
Finlay Jewelry

JOSEPH M. MELVIN (5)              1999      $372,887    $183,528        --             --             --             $  8,705
Executive Vice President and      1998       367,100      85,000        --             --           30,000            387,241(6)
Chief Operating Officer of the    1997       263,200     120,000        --             --           50,000            154,314(6)
Company and President and
Chief Operating Officer of
Finlay Jewelry

LESLIE A. PHILIP                  1999      $383,356    $193,345        --             --             --             $  9,209
Executive Vice President and      1998       376,700     110,000        --             --           30,000              9,626
Chief Merchandising Officer of    1997       350,500     127,000        --             --           46,667             10,091
the Company and Finlay Jewelry

EDWARD STEIN                      1999      $328,720    $166,028        --             --           20,000           $ 10,083
Senior Vice President and         1998       307,056      70,000        --             --           10,000              9,626
Director of Stores of             1997       292,056     106,000        --             --           12,667             10,091
Finlay Jewelry

BRUCE E. ZURLNICK                 1999      $213,333    $105,000        --             --           10,000           $  8,569
Senior Vice President,            1998       205,000      25,000        --             --            5,000              8,659
Treasurer and Chief Financial     1997       195,000      50,000        --             --            3,000              9,098
Officer of the Company and
Finlay Jewelry


-----------

     (1) Represents tax equalization payments made in connection with life insurance premiums paid by Finlay on behalf of the Named Executive Officers.

     (2)  See "--Option/SAR Grants in 1999".

     (3) Includes for each Named Executive Officer the sum of the following amounts earned in 1999, 1998 and 1997 for such Named Executive
          Officer:

                                       LIFE          RETIREMENT        MEDICAL
                                  INSURANCE (a)     BENEFITS (b)    BENEFITS (c)
Arthur E. Reiner.......   1999    $      20,176     $      5,200    $      2,688
                          1998           20,176            5,200           2,640
                          1997           20,176            5,575           2,730

Joseph M. Melvin.......   1999    $         817     $      5,200    $      2,688
                          1998            1,079            5,035           2,640
                          1997              540             --             2,048

Leslie A. Philip.......   1999    $       1,321     $      5,200    $      2,688
                          1998            1,786            5,200           2,640
                          1997            1,786            5,575           2,730

Edward Stein...........   1999    $       2,195     $      5,200    $      2,688
                          1998            1,786            5,200           2,640
                          1997            1,786            5,575           2,730

Bruce E. Zurlnick......   1999    $         681     $      5,200    $      2,688
                          1998              856            5,200           2,640
                          1997              793            5,575           2,730

          (a) Insurance premiums paid by Finlay with respect to life insurance for the benefit of the Named Executive Officer.

          (b) The dollar amount of all matching contributions and profit sharing contributions under Finlay's 401(k) profit sharing plan allocated to the account of the Named Executive Officer.

          (c) The insurance premiums paid in respect of the Named Executive Officer under Finlay's Executive Medical Benefits Plan.

     (4) In addition to the other compensation set forth in Note 3 above, Finlay made a payment to Mr. Reiner in an aggregate amount of $400,000, consisting of (i) the reimbursement of Mr. Reiner for the interest paid in respect of the loan made by the Company to him in 1995 for the purpose of his purchase of shares of Common Stock of the Company upon the commencement of his employment with Finlay and (ii) a special bonus of $125,000 in connection with the Company's 1998 public offering of Common Stock and certain related transactions. See "Certain Transactions -- The 1998 Offering."

     (5) Mr. Melvin commenced employment with Finlay on May 1, 1997 and the salary above for 1997 reflects only compensation for the period from May 1, 1997 through January 31, 1998. Mr. Melvin's annual salary for 1997 was at the rate of $350,000.

     (6) In addition to the other compensation set forth in Note 3 above, Mr. Melvin received $378,487 and $151,726 in 1998 and 1997, respectively, for reimbursement of relocation expenses.

     Mr. Reiner was named Chairman of the Company effective February 1, 1999 and, from January 1995 to such date, served as Vice Chairman of the Company. For a discussion of the employment and other arrangements with Mr. Reiner, see "-- Employment and Other Agreements and Change of Control Arrangements".

LONG TERM INCENTIVE PLANS

     The Company currently has two long-term incentive plans, for which it has reserved a total of 1,582,596 shares of Common Stock for issuance in connection with awards. Of this total, 732,596 shares of Common Stock have been reserved for issuance under the 1993 Plan, of which 157,744 shares have been issued to date in connection with exercises of options granted under the 1993 Plan and 538,887 shares are reserved for issuance upon exercise of currently outstanding options. The remaining 35,965 shares of Common Stock are available for future grants under the 1993 Plan. The 1997 Plan, which is intended as a successor to the 1993 Plan, is similar to the 1993 Plan and provides for the grant of the same types of awards as are available under the 1993 Plan (the 1997 Plan, together with the 1993 Plan, being collectively referred to herein as the "Incentive Plans"). The maximum number of shares of Common Stock available for issuance under the 1997 Plan is 850,000. Of this total, 7,600 shares have been issued to date in connection with exercises of options granted under the 1997 Plan and 830,982 shares are reserved for issuance upon exercise of currently outstanding options. The remaining 11,418 shares of Common Stock subject to the 1997 Plan include 2,000 restricted shares issued to date, an additional 8,000 restricted shares reserved for issuance and 1,418 shares of Common Stock available for future grants under the 1997 Plan. See "--Option/SAR Grants in 1999".

     The Incentive Plans permit the Company to grant to key employees of the Company and its subsidiaries, consultants and certain other persons and directors  of  the  Company,  the  following:  (i)  stock  options;  (ii)  stock
appreciation   rights  in  tandem  with  stock  options;   (iii)  limited  stock
appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards subject to such terms and conditions as the Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in Common Stock in the discretion of the Company's Compensation Committee; or (vi) any combination of the foregoing. The 1997 Plan provides, however, that no participant may be granted, during any fiscal year, options or other awards relating to more than 175,000 shares of Common Stock.

     Under the Incentive Plans, the Company may grant stock options which are either "incentive stock options" ("Incentive Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-incentive stock options ("Non-incentive Options"). Incentive Options are designed to result in beneficial tax treatment to the optionee, but no tax deduction for the Company. Nonincentive Options will not give the optionee the tax benefits of Incentive Options, but generally will entitle the Company to a tax deduction when and to the extent income is recognized by the optionee.

     The Incentive Plans are administered by the Compensation Committee of the Company's Board of Directors which, pursuant to the Incentive Plans, consists of at least two directors. Subject to the provisions of the Incentive Plans, the Compensation Committee has sole discretion (i) to select the individuals to participate in the Incentive Plans, (ii) to determine the form and substance of grants made under the Incentive Plans to each participant, and the conditions and restrictions, if any, subject to which grants are made, (iii) to interpret the Incentive Plans and (iv) to adopt, amend or rescind rules and regulations for carrying out the Incentive Plans as it may deem appropriate.

     The Incentive Plans provide that the per share exercise price of an option granted under the plans shall be determined by the Compensation Committee. The exercise price of an Incentive Option may not, however, be less than 100% of the fair market value of the Common Stock on the date the option is granted and the duration of an Incentive Option may not exceed ten years from the date of grant. In addition, an Incentive Option that is granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the "employer corporation" (as used in the Code) or any parent or subsidiary thereof shall have a per share exercise price which is at least 110% of the fair market value of the Common Stock on the date the option is granted and the duration of any such option may not exceed five years from the date of grant. Options granted under the Incentive Plans become exercisable at such time or times as the Compensation Committee may determine at the time the option is granted. Options are nontransferable (except by will or intestacy on the death of the optionee) and during a participant's lifetime are exercisable only by the participant.

     In making grants to employees under the Incentive Plans, the Company has on occasion utilized a uniform Agreement and Certificate of Option (the "Option Agreement"), under which the Company grants ten-year options, subject to various vesting periods of up to five years. Other vesting schedules have also been utilized by Finlay. The Option Agreement contains transfer and certain other restrictions and provides that options not vested may expire, or shares acquired upon exercise of options may be repurchased at their exercise price, in the event of termination of employment under certain circumstances. In addition, the Option Agreement provides that (i) if an optionee's employment is terminated for "Cause" (as defined in the Option Agreement), such optionee's options will terminate immediately, (ii) if an optionee's employment is terminated due to death, "Disability" or "Retirement" (each as defined in the Incentive Plans), such optionee's options become fully vested and exercisable for a period of 21 days following such termination and (iii) if an optionee's employment is terminated for any other reason, such optionee's options remain exercisable to the extent vested for a period of 21 days following such termination.

     The Incentive Plans may be amended or terminated by the Board at any time, but no such termination or amendment may, without the consent of a participant, adversely affect the participant's rights with respect to previously granted awards. Under the 1993 Plan, the approval of the Company's stockholders is required for any amendment (i) to increase the maximum number of shares subject to awards under the 1993 Plan, (ii) to change the class of persons eligible to participate and/or receive incentive stock options under the 1993 Plan, (iii) to change the requirements for serving on the Compensation Committee or (iv) to increase materially the benefits accruing to participants under the 1993 Plan. Under the 1997 Plan, the approval of the Company's stockholders is required to amend the 1997 Plan if the Compensation Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 under the Exchange Act (with respect to participants who are subject to Section 16 thereof), Section 162(m) of the Code (with respect to "covered employees" within the meaning of
Section 162(m) of the Code) or Section 422 of the Code (with respect to Incentive Options), or if stockholder approval is otherwise required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit the proposed amendment for stockholder approval.

     Subject to certain limitations set forth in the Incentive Plans, if the Compensation Committee determines that any corporate transaction or event affects the shares of Common Stock (or other securities or property subject to an award under the Incentive Plans) such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plans, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) with respect to which awards may be granted under the Incentive Plans, (ii) the number and type of shares (or other securities or property) subject to outstanding awards under the Incentive Plans or (iii) the grant or exercise price with respect to any awards under the Incentive Plans or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award (which, in the case of an option, will be equal to the positive difference, if any, between the Market Value (as defined in the Incentive Plans) of the shares covered by such option, as determined immediately prior to such corporate transaction or event, and the exercise price per share of such option).

OPTION/SAR GRANTS IN FISCAL 1999

     In 1999, the Company granted options to purchase a total of 71,000 shares of Common Stock, of which options to purchase an aggregate of 30,000 shares were granted to the Named Executive Officers. All of these options were granted under the 1997 Plan. All of the options granted vest and become exercisable in equal installments on each of the five anniversaries of the date of grant.

     The following table provides information related to the options granted to the Named Executive Officers during 1999. No stock appreciation rights were issued by the Company in 1999.

                                                        INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE
                             -----------------------------------------------------------------------  AT ASSUMED ANNUAL RATES
                               NUMBER OF      % OF TOTAL                                                   OF STOCK PRICE
                              SECURITIES     OPTIONS/SARS                                                   APPRECIATION
                              UNDERLYING      GRANTED TO        EXERCISE OR                             FOR OPTION TERM ($)
                             OPTIONS/SARS    EMPLOYEES IN       BASE PRICE                            ------------------------
NAME                          GRANTED (#)    FISCAL YEAR         ($/SHARE)        EXPIRATION DATE(S)       5%          10%
------------------------     ------------    ------------       -----------       ------------------  -----------    ---------
Arthur E. Reiner........          --             --                 --                   --               --           --
Joseph M. Melvin........          --             --                 --                   --               --           --
Leslie A. Philip........          --             --                 --                   --               --           --
Edward Stein............        20,000           28.2             13.4219              09-08-09         168,819      427,820
Bruce E. Zurlnick.......        10,000           14.1             13.5625              12-19-09          85,294      216,151


CERTAIN INFORMATION CONCERNING STOCK OPTIONS/SARS

     The following table sets forth certain information with respect to stock options exercised in fiscal 1999 as well as the value of stock options at the fiscal year end. No stock appreciation rights were exercised during fiscal 1999.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999
                      AND FISCAL YEAR-END OPTION/SAR VALUE

                                                NUMBER OF
                                                SECURITIES          VALUE OF
                                                UNDERLYING        UNEXERCISED
                                               UNEXERCISED        IN-THE-MONEY
                         SHARES                OPTIONS/SARS     OPTIONS/SARS AT
                        ACQUIRED               AT YEAR-END        YEAR-END ($)
                           ON        VALUE     EXERCISABLE/       EXERCISABLE/
NAME                    EXERCISE   REALIZED   UNEXERCISABLE    UNEXERCISABLE (1)
---------------------   --------   --------   -------------    -----------------
Arthur E. Reiner.....      --         --     34,632/300,000         --/--
Joseph M. Melvin.....      --         --     22,000/58,000          --/$97,500
Leslie A. Philip.....      --         --     45,333/64,667     $51,666/$159,167
Edward Stein.........      --         --     22,733/37,267    $120,004/$84,176
Bruce E. Zurlnick....      --         --      9,866/16,467     $53,199/$31,525

----------

(1) The value of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $13.125, the closing price for a share of Common Stock at year end, over the relevant exercise price of all "in-the-money" options.

(2) The options granted under the 1997 Plan generally vest over periods of up to five years. Other vesting schedules have also been utilized by Finlay.

EMPLOYMENT AND OTHER AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     Finlay has entered into an employment agreement with Arthur E. Reiner to employ Mr. Reiner as President and Chief Executive Officer of the Company for a term expiring on January 31, 2001. On February 1, 1999, Mr. Reiner became Chairman of the Company. Pursuant to the employment agreement, Mr. Reiner receives an annual base salary of $750,000, subject to increases at the discretion of the Board of Directors of the Company. In addition to his annual base salary, Mr. Reiner is entitled to an annual bonus payment based on a target incentive amount equal to one-half of his base salary for the applicable year (the "Incentive Amount"). The payment of the bonus in respect of a particular year will be based on the achievement by Finlay of certain financial performance criteria based on EBITA-FIFO (the "Target Level"), with 20% of the Incentive Amount payable if 90% of the Target Level is achieved, increasing incrementally on a pro rata basis to 80% of the Incentive Amount payable if 100% of the Target Level is achieved, increasing further incrementally on a pro rata basis to 160% of the Incentive Amount payable if 140% of the Target Level is achieved, and if over 140% of the Target Level is achieved, the annual bonus payment shall equal 160% of the Incentive Amount plus 1% of the Incentive Amount for each percentage point by which Finlay's measured performance exceeds 140% of the Target Level. Notwithstanding the foregoing, with respect to 1997 and 1999, pursuant to the terms of his employment agreement, Mr. Reiner received bonuses in the amounts of $271,425 and $447,825, respectively. No bonus was paid to Mr. Reiner in 1998 pursuant to the terms of his employment agreement.

     Under the agreement, Mr. Reiner received in January 1995 options under the 1993 Plan to purchase 69,263 shares of Common Stock at an exercise price of $14.00 per share. Of those options, one-half were time-based and one-half performance-accelerated, vesting in ten years subject to accelerated vesting upon achievement of specified performance goals. All of the time-based options are vested. None of the performance-accelerated options vested.

     Upon the commencement of his employment, Mr. Reiner purchased 138,525 shares of Common Stock (the "Purchased Shares") at a purchase price of $7.23 per share. The aggregate purchase price of the Purchased Shares was paid in the form of a note issued by Mr. Reiner to the Company. On April 24, 1998, in connection with the sale by Mr. Reiner of 100,000 of the Purchased Shares, Mr. Reiner repaid the outstanding balance of the note. Mr. Reiner was subsequently reimbursed for the interest paid by him in respect of such note. In the event Mr. Reiner's employment is terminated under certain circumstances, the remaining Purchased Shares (together with vested options and shares issued upon exercise of vested options ("Option Shares")) are subject to certain call rights. In the event the Company does not exercise its call rights, the rights may be exercised by the Lee Investors and the Desai Investors, pro rata based on their respective ownership of Common Stock. The remaining Purchased Shares and Option Shares are subject to certain restrictions on transfer and registration rights set forth in Mr. Reiner's employment agreement and are subject to the Stockholders' Agreement and the Registration Rights Agreement, other than the provisions thereof relating to restrictions on transfer. See "Certain Transactions -- Stockholders' Agreement" and "Certain Transactions -- Registration Rights Agreement."

     Under Mr. Reiner's agreement, subject to certain specified limitations, Finlay is required to maintain life insurance on the life of Mr. Reiner in the amount of $5.0 million, payable to his beneficiaries, and to provide Mr. Reiner with catastrophic health insurance. In addition, Finlay is required to reimburse Mr. Reiner for any income taxes owed by him as a result of the premiums paid by Finlay with respect to such life insurance. The employment agreement also provides for Mr. Reiner to receive an annual allowance for business use of an automobile of up to $15,000.

     Mr. Reiner's agreement provides that if his employment is terminated prior to a "Change of Control" either by the Company without "Cause" or by Mr. Reiner for "Good Reason," Mr. Reiner will continue to receive his base salary for the balance of the term and bonus compensation (calculated as though 110% of the Target Level were achieved) as if such termination had not occurred. In the event he is terminated without "Cause" and coincident with or following a "Change of Control," Mr. Reiner shall be entitled to a lump sum payment equal to 299% of his "base amount" (as defined in Section 280G(b)(3) of the Code). In the event that Mr. Reiner voluntarily terminates his employment within one year following a "Change of Control" in connection with which the acquirer did not expressly assume Mr. Reiner's agreement and extend its term for an additional three years or otherwise offer Mr. Reiner a contract on terms no less favorable than those provided under the existing agreement providing for a term of at least three years, or if he terminates his employment following a "Change of Control" for "Good Reason," he will be entitled to a payment equal to 299% of the "base amount." In the event that Mr. Reiner is terminated for "Cause" or if he voluntarily terminates his employment without "Good Reason" prior to the occurrence of a "Change of Control," he shall be entitled to receive his base salary through the date of termination and any bonus earned with respect to a previously completed fiscal year which remains unpaid. Payments made to Mr. Reiner upon termination of employment are subject to certain restrictions in the event that such payments constitute "parachute payments" under Section 280G(b)(2) of the Code. In addition, Mr. Reiner is required to mitigate certain payments made to him under the agreement under certain limited circumstances.

     Under Mr. Reiner's agreement, a "Change of Control" occurs when (i) a person or group other than certain of the Company's existing stockholders and certain related parties becomes the beneficial owner of 50% or more of the aggregate voting power of the Company, (ii) during any period of two consecutive calendar years, there are certain changes in the composition of the Company's Board of Directors or (iii) there is a sale of all or substantially all of the Company's assets.

     A portion of any payments which may be made upon a "Change of Control" may be deemed an "excess parachute payment" within the meaning of the Code, in which event the portion will not be a deductible expense for tax purposes for the Company.

     On February 1, 1999, Finlay and Pinnacle Advisors Limited, a company as to which Mr. Cornstein is a principal ("Pinnacle"), entered into a two year consulting agreement pursuant to which Pinnacle was engaged to provide consulting services and it was agreed that, if available, Mr. Cornstein will attempt to act for Pinnacle in the performance of services thereunder. The consulting agreement provides that Pinnacle shall receive compensation in the amount of $225,000 per year.

     On May 1, 1997, the Company appointed Mr. Melvin to serve as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry. The Company has agreed to pay to Mr. Melvin an annual base salary of at least $350,000 as well as an annual bonus based on the achievement of certain targets. In addition, Mr. Melvin was paid a $25,000 bonus upon his joining the Company and, in July 1997, received from Finlay a $295,000 non-interest-bearing loan, which was repaid in full on July 16, 1998. On May 1, 1997, in connection with Mr. Melvin's agreement, Finlay granted to Mr. Melvin options under the 1997 Plan to purchase 50,000 shares of Common Stock at an exercise price per share equal to $14.875, vesting in equal installments on each of the first five anniversaries of the respective grant dates. Mr. Melvin is also eligible for benefits that are available to other senior executives of Finlay, including reimbursement of moving and relocation expenses. If Mr. Melvin's employment is terminated by Finlay without cause (not including death or disability) or his title is changed to a lesser title, he is entitled to receive a lump sum payment equal to one year's base salary. On February 22, 1999, Finlay agreed with Mr. Melvin that in the event he continues to be employed by Finlay or an affiliate on February 1, 2001, Finlay shall pay to Mr. Melvin a special bonus of $125,000, and in the event he continues to be so employed on February 1, 2002, Finlay shall pay to him an additional special bonus of $75,000.

     On February 22, 1999, Finlay agreed with Ms. Leslie Philip, the Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry, that in the event she continues to be employed by Finlay or an affiliate on February 1, 2001, Finlay shall pay to Ms. Philip a special bonus of $200,000 and in the event she continues to be so employed on February 1, 2002, Finlay shall pay to her an additional special bonus of $150,000.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Finlay has entered into indemnification agreements with each of its directors and certain of its executive officers. For a complete description of these agreements, see "Certain Transactions -- Certain Other Transactions."

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of Thomas H. Lee, Rohit M. Desai and Norman S. Matthews, each of whom is a non-employee member of the Board of Directors. The Committee met five times in the fiscal year ended January 29, 2000 to afford the members the opportunity to consider all compensation related matters. For purposes hereof, the Compensation Committee will be referred to herein as the "Committee."

     GENERAL. The Company's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives and to provide incentives to its senior management to enhance profitability and stockholder returns. The Committee believes such objectives are best achieved by having a substantial portion of an executive officer's cash compensation tied to annual earnings of the Company or the relevant business unit and by providing long-term incentives through the use of stock options. The Committee also believes in rewarding exceptional performance and contributions to the development of the Company's business.

     To achieve these objectives and to retain the services of senior management for an extended period, the Company has entered into employment agreements or arrangements with certain of its executive officers. The terms of each employment agreement or arrangement are more particularly described under the heading "Employment and Other Agreements and Change of Control Arrangements." These agreements or arrangements provide for a competitive base salary plus a cash bonus which is based on the annual financial performance of the Company. By calculating a major component of the executive's cash compensation on the basis of annual financial performance, the Committee seeks to encourage the senior executive to achieve maximum profitability. The Committee also reviews the performance of each executive officer on an annual basis and may approve additional compensation or waive requirements of the executive's employment contract to reward an exceptional individual effort or performance.

     The Committee believes that stock-based compensation arrangements are beneficial in aligning the interests of management and the Company's shareholders over the long-term. The principal vehicle for awarding stock-based compensation is the 1997 Plan. Under the 1997 Plan, the Committee is authorized to grant to key employees stock options as well as other stock-based awards, including restricted stock grants, stock appreciation rights and performance-based stock awards. Of the 850,000 shares of Common Stock available for issuance under the 1997 Plan, 7,600 of such shares have been issued to date in connection with exercises of options granted under the 1997 Plan and 830,982 of such shares are reserved for issuance upon exercise of currently outstanding options. Accordingly, as of the date hereof, the remaining 11,418 shares of Common Stock subject to the 1997 Plan include 2,000 restricted shares issued to date, an additional 8,000 restricted shares reserved for issuance and 1,418 shares of Common Stock available for future grants under the 1997 Plan. The number of options granted to each executive officer under the 1997 Plan (and, prior thereto, under the 1993 Plan) generally depended on the executive's performance, the performance of the Company or the executive's business unit, the level of his responsibility, the extent of other forms of compensation payable to him, the terms of his employment agreement, if applicable, and the number of options previously granted to him. In fiscal 1999, the Committee awarded options under the 1997 Plan to purchase an aggregate of 71,000 shares of the Company's Common Stock. All options granted by the Committee were issued with an exercise price equal to the fair market value of a share of Common Stock on the date of grant, generally vest over a period of up to five years from the date of grant and are generally exercisable until the expiration of ten years from the date of grant; provided, however, that such options are generally subject to early termination under certain circumstances and are generally subject to various conditions.


     The Board of Directors has adopted, subject to the approval of the Company's stockholders, an amendment to the 1997 Plan pursuant to which the maximum number of shares available for issuance thereunder will be increased to 1,850,000. See "Proposal No. 2-- Amendment of the Company's 1997 Long Term Incentive Plan."

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. On January 30, 1996, pursuant to the terms of his employment agreement, Mr. Reiner was elected Chief Executive Officer of the Company. His compensation will continue to be governed by the terms of his employment agreement described above.

     COMPENSATION DEDUCTION LIMITATION. Section 162(m) of the Code limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain "performance-based" exceptions provided for in that section of the Code. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

     Submitted by the Compensation  Committee of the Board of Directors:  Thomas
H. Lee, Rohit M. Desai and Norman S. Matthews.

STOCK PERFORMANCE GRAPH

     The following graph charts, on an annual basis, the total stockholders' return over a period from April 6, 1995 to January 29, 2000 with respect to an investment in the Company's Common Stock as compared to the Nasdaq Stock Market, the Dow Jones Retailers (Specialty) Index and the S&P Retail (Department Stores) Index. The Company has paid no dividends with respect to its Common Stock during the period.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
       AMONG FINLAY ENTERPRISES, INC., THE NASDAQ STOCK MARKET U.S. INDEX,
          THE DOW JONES RETAILERS (SPECIALTY) INDEX AND THE S&P RETAIL
                            (DEPARTMENT STORES) INDEX


                                                                      CUMULATIVE TOTAL RETURN ($)
                                              -----------------------------------------------------------------------------
                                              APRIL 6,    FEBRUARY 3,   FEBRUARY 1,   JANUARY 31,  JANUARY 30,  JANUARY 29,
                                                1995         1996          1997           1998        1999         2000
                                              --------    -----------   -----------   -----------  -----------  -----------
Finlay Enterprises Inc.              FNLY      100.00        78.57        105.36        164.29        78.57        93.75
Nasdaq Stock Market (U.S.)           INAS      100.00       132.48        171.83        203.03       317.04       488.31
Dow Jones Retailers (Specialty)      IRTS      100.00       105.27        124.93        189.19       329.18       305.93
S&P Retail (Department Stores)       RSD       100.00       112.82        121.21        158.97       157.20       126.23


----------

                    * Assumes $100 invested on April 6, 1995
             in stock or index, with reinvestment of all dividends.


                              CERTAIN TRANSACTIONS

STOCKHOLDERS' AGREEMENT

     The Lee Investors, the Desai Investors, the Management Stockholders, all employees holding options to purchase Common Stock, certain private investors and the Company are parties to the Stockholders' Agreement, which sets forth certain rights and obligations of the parties with respect to the Common Stock and corporate governance of the Company. Any employees of Finlay not parties to the Stockholders' Agreement, as amended, who have received or in the future receive options to purchase Common Stock in connection with their employment have also been required or will also be required, as the case may be, to become parties to the Stockholders' Agreement.

     The Stockholders' Agreement provides that the parties thereto must vote their shares in favor of certain directors who are nominated by the Lee Investors, the Desai Investors, Mr. Cornstein and Mr. Reiner. Notwithstanding the foregoing, the right of various persons to designate directors will be reduced or eliminated at such time as they own less than certain specified percentages of the shares of Common Stock then outstanding or in certain cases are no longer an employee of the Company. The designees of the Lee Investors currently serving on the Board of Directors are Messrs. Lee and Smith; the designee of the Desai Investors is Mr. Desai; the designees of Mr. Cornstein are Messrs. Cornstein and Kaplan; and Mr. Reiner is his own designee. The Stockholders' Agreement also provides for an Executive Committee to consist of at least five directors, including, under certain conditions, designees of Mr. Lee, the Desai Investors and Mr. Cornstein. When a stockholder or group of stockholders loses the right to designate a director, such director is to be designated instead by a majority of the directors of the Company. The Executive Committee of the Company's Board consists at present of Messrs. Lee, Desai, Matthews, Cornstein, Kaplan and Reiner.

     In addition, the Stockholders' Agreement provides that the parties thereto have (i) certain "come along" rights allowing them to participate in private sales of Common Stock by parties selling at least a majority of the outstanding shares of Common Stock and (ii) certain "take along" rights allowing parties who are selling at least a majority of the outstanding shares of Common Stock to require the other parties to the Stockholders' Agreement to sell all or a portion of their shares of Common Stock to the same purchaser in the same transaction on the same terms.

REGISTRATION RIGHTS AGREEMENT

     The Registration Rights Agreement grants certain registration rights to the Lee Investors, the Desai Investors, certain other investors and certain Management Stockholders. Lee Investors and Desai Investors who together hold at least 15% of the outstanding "Registrable Securities" (as defined in the Registration Rights Agreement) are entitled to request jointly, and the Company shall be obligated to effect, up to three registrations of "Registrable Securities." The Lee Investors and Desai Investors also may demand registration without the other under certain circumstances. The Registration Rights Agreement also provides that stockholders who are parties thereto (other than the Lee Investors and the Desai Investors) holding in the aggregate at least 20% of the "Registrable Securities" then outstanding will have the right on one occasion to require the Company to file a registration statement with the Commission covering all or a portion of their "Registrable Securities" in certain circumstances. In addition, under the Registration Rights Agreement, if the Company proposes to register shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), either for its own account or for the account of others (other than a registration statement relating solely to employee benefit plans), then each party to the Registration Rights Agreement will have the right, subject to certain restrictions and priorities, to request that the Company register its shares of Common Stock in connection with such registration. Under the Registration Rights Agreement, the holders of "Registrable Securities," on the one hand, and the Company, on the other, agree to indemnify each other for certain liabilities, including liabilities under the Securities Act, in connection with any registration of shares subject to the Registration Rights Agreement.

THE 1998 OFFERING

     On April 24, 1998, the Company completed a public offering (the "1998 Offering") of 1,800,000 shares of Common Stock at a price of $27.50 per share, of which 567,310 shares were sold by the Company and 1,232,690 shares were sold by certain selling stockholders. In connection with the 1998 Offering, Messrs. Lee, Reiner, Smith and a former employee sold 1,071,921 shares, 100,000 shares, 13,055 shares and 20,200 shares, respectively. A portion of the proceeds received by Mr. Reiner from the sale of such shares was used by him to repay the outstanding balance of a note issued by Mr. Reiner to the Company. See "Executive Compensation -- Employment and Other Agreements and Change of Control Arrangements."

CERTAIN OTHER TRANSACTIONS

     Finlay has entered into indemnification agreements with each of Finlay's directors and certain executive officers. The indemnification agreements require, among other things, that Finlay indemnify its directors and executive officers against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined therein), Finlay will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay will also cover each director and certain executive officers under a directors and officers liability policy maintained by Finlay in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Restated Certificate of Incorporation and the Delaware General Corporation Law, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

     For information relating to certain transactions involving members of management or others, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" and "Executive Compensation -- Employment and Other Agreements and Change of Control Arrangements."

                                 PROPOSAL NO. 2

                 AMENDMENT OF THE 1997 LONG TERM INCENTIVE PLAN

     On March 6, 1997, the Board of Directors of the Company adopted the 1997 Plan, which was approved by the Company's stockholders on June 19, 1997. An increase in the number of shares available for issuance thereunder was approved by the Company's stockholders on June 22, 1998. The purpose of the 1997 Plan is to provide an incentive and reward for those executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees and other persons with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such persons, as well as to attract new key employees. In furtherance of that purpose, the 1997 Plan authorizes the grant, subject to applicable law, to executives, directors, key employees, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, performance awards or any combination thereof.

     Pursuant to the 1997 Plan as currently in effect, the Company is authorized to grant awards covering an aggregate of 850,000 shares of Common Stock. The Board of Directors of the Company has adopted, and recommends that the stockholders of the Company approve the adoption of, an amendment to the 1997 Plan to increase by 1,000,000 shares the number of shares of Common Stock available for awards under the 1997 Plan. A copy of the 1997 Plan, as amended by the Board of Directors, is attached hereto as Annex A.

     The material features of the 1997 Plan as currently in effect are described above under the heading "Executive Compensation -- Long Term Incentive Plans."

REASONS FOR AND PRINCIPAL EFFECTS OF THE PROPOSAL

     As of May 8, 2000, 7,600 shares of Common Stock had been issued upon exercise of options granted under the 1997 Plan and 830,982 shares of Common Stock were reserved for issuance upon exercise of options outstanding on such date. As of such date, the remaining 11,418 shares of Common Stock subject to the 1997 Plan include 2,000 restricted shares issued to date, an additional 8,000 restricted shares reserved for issuance and 1,418 shares of Common Stock available for future awards under the 1997 Plan. As the Compensation Committee believes that the Company's stock-based performance compensation arrangements are beneficial in aligning management's interests with those of the Company's stockholders over the long term, the Board has adopted, and recommends that the stockholders approve the adoption of, the amendment to the 1997 Plan providing for the increase in the number of shares of Common Stock which may be issued upon exercise of awards granted thereunder from 850,000 shares to 1,850,000 shares. If the amendment is approved, the executive officers, directors, key employees, consultants and other persons who are eligible to participate in the 1997 Plan could receive, in the aggregate, an additional 1,000,000 shares of Common Stock.

VOTE REQUIRED FOR APPROVAL

     Approval of the amendment to the 1997 Plan requires the affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors recommends a vote FOR Proposal No. 2.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next annual meeting of stockholders, to be held in 2001, must be received by the Company at 529 Fifth Avenue, New York, New York 10017, Attention: Secretary by January 27, 2001 to be included in the proxy statement and form of proxy relating to that meeting.

                                    AUDITORS

     Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and, while they are not expected to make a statement, they will have an opportunity to do so if they desire. They will also be available to answer appropriate questions.

                                OTHER INFORMATION

     The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. As of the date of this Proxy Statement, the Company has not retained the services of a proxy solicitor to assist in the solicitation of proxies; however, the Company may determine prior to the date of the annual meeting to retain a proxy solicitor, in which case the Company anticipates that the cost of doing so will not exceed $5,000.

     A copy of the Company's annual report for the fiscal year ended January 29, 2000 is enclosed.

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                       By Order of the Board of Directors.


                                                   Bonni G. Davis
                                                   SECRETARY
Dated:     New York, New York
           May 23, 2000

                                                                         ANNEX A
                                                                         -------


                            FINLAY ENTERPRISES, INC.
                          1997 LONG TERM INCENTIVE PLAN



          1.   PURPOSE OF THE PLAN

          The purpose of the 1997 Long Term Incentive Plan is to promote the interests of Finlay Enterprises, Inc. (the "Corporation") and its stockholders by providing an incentive and reward for executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Corporation and its subsidiaries and thereby encourage such persons to seek such results; to closely align the interests of such employees and other persons with the interests of stockholders of the Corporation by linking rewards hereunder to stock performance; to retain in the Corporation and its subsidiaries the benefits of the services of such persons; and to attract to the service of the Corporation and its subsidiaries new executive officers, directors, key employees, consultants and other such persons of high quality.

          2.   DEFINITIONS

          Unless otherwise required by the context, the terms used in this Plan shall have the meanings ascribed to such terms in this Section 2.

          "Award" shall mean an award granted under the Plan in one of the forms provided in Section 6.

          "Beneficiary," as applied to a participant, shall mean a person or entity (including a trust or the estate of the participant) designated in writing by the participant on such forms as the Committee may prescribe to receive benefits under the Plan in the event of the death of the participant; provided, however, that if, at the death of a participant, there shall not be any living person or entity in existence so designated, the term "beneficiary" shall mean the legal representative of the participant's estate.

          "Board" or "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions and regulations thereto.

          "Committee" shall mean the Compensation Committee of the Board of Directors, and/or any other committee or subcommittee the Board may appoint to administer the Plan as provided herein. A Committee composed solely of two or more members of the Board who meet (i) the definition of "outside director" under Section 162(m) of the Code, (ii) the definition of "non-employee director" under Section 16 of the Exchange Act and (iii) any similar or successor laws hereinafter enacted, shall administer the Plan with respect to participants who are Covered Employees or who are subject to Section 16 of the Exchange Act at the time of the relevant Committee action; provided, however, that if, at any time, no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the Board or by any other committee appointed by the Board.

          "Common Stock" shall mean the Common Stock of the Corporation, $.01 par value, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

          "Covered Employee" shall mean any employee of the Corporation or any of its Subsidiaries who is deemed to be a "covered employee" within the meaning of Section 162(m) of the Code.

          "Detrimental Activity" shall mean any activity by a participant or former participant in the Plan that is determined by the Executive Committee of the Corporation in its sole discretion to be deleterious to the interests of the Corporation or any Subsidiary.

          "Disability" shall mean the permanent and total disability as defined by Section 22(e)(3) of the Code.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

          "Incentive Stock Option" shall mean any stock option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

          "Limited Stock Appreciation Right" shall mean a right granted pursuant to paragraph 6.6 to receive cash based on the increase in Market Value of the shares of Common Stock subject to such right in the limited circumstances set forth therein.

          "Market Value," as applied to any date, shall mean the mean between the highest and lowest sale prices of the Common Stock as reported on the principal national securities exchange or National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS"), as the case may be, on which such stock is listed and traded for such date or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted or listed on an exchange or on NASDAQ/NMS, or representative quotes are not otherwise available, the Market Value shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

          "Non-Employee Director" shall mean a member of the Board who is not an employee of the Corporation or any of its Subsidiaries.

          "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          "Option" or "Stock Option" shall mean an option to purchase shares of Common Stock granted pursuant to paragraph 6.3.

          "Performance Unit" shall mean a contingent right granted pursuant to paragraph 6.5 to receive an award, payable either in cash or in Common Stock, if specific goals prescribed by the Committee are attained.

          "Plan" shall mean the 1997 Long Term Incentive Plan of the Corporation set forth herein, as such may be amended and supplemented from time to time.

          "Restricted Stock" shall mean shares of Common Stock issued or transferred subject to restrictions precluding a sale or other disposition for a period of time (other than as specifically may be permitted) and requiring as a condition to retention compliance with any other terms and conditions that may be imposed by the Committee.

          "Retirement" shall mean the termination of the participant's employment with the Corporation and its Subsidiaries for retirement purposes if such termination occurs on or after his normal retirement date as defined under the Corporation's Retirement Income Plan.

          "Rule 16b-3," as applied on a specific date, shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act as then in effect or any other provision that may have replaced such Rule and be then in effect.

          "Stock Appreciation Right" shall mean a right granted pursuant to paragraph 6.4 to receive cash or Common Stock based on the increase in Market Value of the shares of Common Stock subject to such right.

          "Stock Award" shall mean a form of Award granted pursuant to paragraph 6.2.

          "Subsidiary" shall mean a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

          "Year" shall mean the Corporation's then applicable fiscal year.

          3.   SCOPE OF THE PLAN; ELIGIBILITY

          3.1. The Plan shall apply to the Corporation and Subsidiaries other than those specifically excluded by the Board of Directors.

          3.2. Awards may be made or granted, subject to applicable law, to executive officers, directors, key employees, consultants and other persons who are deemed to render significant services to the Corporation or its Subsidiaries and/or who are deemed to have the potential to contribute to the future success of the Corporation. The term "employees" shall include officers who are employees of the Corporation or of a Subsidiary, as well as other employees of the Corporation and its Subsidiaries. No Incentive Stock Option shall be granted to any person who is not an employee of the Corporation or a "subsidiary" (as defined in Section 424 of the Code) at the time of grant.

          4.   ADMINISTRATION

          4.1. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the full power to interpret and administer the Plan, including, but without limiting the generality of the foregoing, determining who shall be participants in the Plan, the amount to be awarded to each participant and the form, manner of payment, conditions, time and terms of payment of Awards. The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, as well as all actions taken by the Committee, shall be final, binding and conclusive on the Corporation, its stockholders, Subsidiaries, all participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

          4.2. The Committee may adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine participation in the Plan, the form and distribution of benefits thereunder and the proper administration of the Plan, and may amend or revoke any such rule or regulation.

          4.3. Unless authority is specifically reserved to the Board of Directors under the terms of the Plan, the Corporation's Certificate of Incorporation or By-laws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. The Committee shall select one of its members as its chairman and shall hold meetings at such times and places as it shall deem advisable. Any action of the Committee shall be taken with the approval of a majority of its members present and voting at a meeting duly called and held at which a quorum is present. A majority of the Committee's members shall constitute a quorum. Any action may be taken by a written instrument signed by all members of the Committee and such action shall be fully as effective as if taken by a majority of the members at a meeting duly called and held. The Committee may delegate to officers or managers of the Corporation or any Subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

          4.4. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation or a Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or omitted to be taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.

          5.   SHARES SUBJECT TO THE PLAN.

          5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock reserved for delivery to participants in connection with Awards under the Plan shall be 1,850,000. If any shares of Common Stock subject to an Award at or after the effective date of the Plan are forfeited or such Award is settled in cash or otherwise terminates or is settled without delivery of shares of Common Stock to the participant, such number of shares shall be available for new Awards under the Plan.

          5.2. No Award (including an Award that may only be settled in cash) may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares previously delivered under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares of Common Stock deemed available under this Section 5. The Committee may adopt procedures for the counting of shares under this Section 5 to ensure appropriate counting, avoid double counting (in the case of tandem or substitute Awards), and provide for adjustments in any case in which the number of shares actually delivered differs from the number of shares previously counted in connection with an Award. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          6.   TERMS OF AWARDS

          6.1. GRANTS OF AWARDS. Awards may be granted, in whole or in part, in one or more following forms:

               (a)  A Stock Award in accordance with paragraph 6.2;

               (b)  An Option, in accordance with paragraph 6.3;

               (c)  A Stock  Appreciation  Right,  in accordance  with paragraph
                    6.4.

               (d)  A Performance Unit in accordance with paragraph 6.5.

               (e) A Limited Stock Appreciation Right in accordance with paragraph 6.6.

          6.2. STOCK AWARDS. Awards granted as Stock Awards shall be in the form of an issuance of (i) shares of Restricted Stock or (ii) shares which are not subject to any restrictions on sale or disposition. Such Stock Awards shall contain such terms and conditions as the Committee shall determine, including, with respect to a Stock Award of Restricted Stock, provisions relating to forfeiture of all or any part of the Restricted Stock upon termination of employment prior to expiration of a designated period of time or upon the occurrence of other events; provided, however, that upon the issuance of shares pursuant to a Stock Award of Restricted Stock, the participant shall, with respect to such shares, be and become a stockholder of the Corporation entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise specifically provided in the Stock Award. The certificate for any shares of Common Stock issued or transferred as Restricted Stock shall either be deposited in escrow or carry an appropriate legend as the Committee shall determine.

          6.3. OPTIONS. Awards granted as Options shall be subject to the following provisions:

               (a) Options granted shall be either Incentive Stock Options or Nonqualified Stock Options, as the Committee shall specify at the time the Option is granted.

               (b) The price at which shares of Common Stock covered by each Option may be purchased pursuant thereto shall be determined in each case by the Committee, but shall not be less than the par value of such shares or, with respect to Incentive Stock Options, not less than 100% of the Market Value of the Common Stock on the date the Option is granted. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a "parent" or "subsidiary" of such corporation within the meaning of Section 424 of the Code) (a "Ten-Percent Stockholder"), the exercise price per share shall not be less than one hundred and ten percent (110%) of the Market Value of the Common Stock on the date on which the Option is granted.

               (c) Each Option shall expire at such time as the Committee may determine at the time such Option is granted, but not later, in the case of Incentive Stock Options, than ten years (or, in the case of Incentive Stock Options granted to a Ten-Percent Stockholder, not later than five years) from the date such Option is granted. The term of any Nonqualified Stock Option may, with the consent of the holder of the Option, be extended by the Committee at any time prior to the expiration of the Option without further consideration to the Corporation and, except to the extent otherwise provided in the Code, such extension shall not be deemed the grant of a new or additional Option for any purpose under the Plan or otherwise.

               (d) Each Option shall first become exercisable at such time or times as the Committee may determine at the time such Option is granted, except that:

                    (i) In the event the employment of a participant is terminated by reason of Retirement, death or Disability, all unexercised Options shall thereupon, subject to the other provisions below of this paragraph 6.3, become exercisable for the period provided in connection with such termination in paragraph (e); and

                    (ii) Options granted shall not be affected by any change in the nature of the participant's employment so long as he continues to be employed by the Corporation or a Subsidiary. Approved leaves of absence shall not be considered a termination or interruption of full-time employment for any purpose of the Plan.

               (e) The Committee shall determine and set forth in each option agreement governing an Option granted under the Plan rules that specify the period, if any, after termination of employment during which an Option shall be exercisable, provided that in the case of an Incentive Stock Option, such Option shall in no event be exercisable more than ten years (or, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, five years) after the date of grant.

               (f) Subject to the provisions of paragraphs 6.3(c), (d) and (e), Options may be exercised, in part or in whole, at any time or from time to time during the term of the Option.

               (g) An Option shall be considered exercised under the Plan on the date written notice is mailed to the Secretary of the Corporation, postage prepaid, or delivered in person to the Secretary, advising of the exercise of a particular Option and transmitting payment of the Option price for the shares involved, plus any withholding tax required under any federal, state and local statutes; PROVIDED, HOWEVER, that this provision shall not preclude exercise of an Option by any other proper legal method.

               (h) Options are not transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him.

               (i) The Committee may place such conditions on the exercise of Options and on the transferability of shares received on exercise of an Option, in addition to those contained herein, as it shall deem appropriate.

               (j) No shares shall be issued or transferred upon exercise of an Option until full payment of the exercise price therefor has been made. Such exercise price may be paid (i) in cash, (ii) to the extent authorized by the Committee, in whole shares of Common Stock owned by the participant prior to exercising the Option,
               (iii) to the extent authorized by the Committee, by having the Corporation withhold a number of shares from the exercise having a Market Value equal to the exercise price, (iv) by delivery of any other property acceptable to the Corporation or (v) by any combination thereof. Notwithstanding the preceding sentence, the Corporation and the participant may agree upon any other reasonable manner of providing for payment of the exercise price of the Option. For the purpose of such payment, the sum of the Market Value of the shares of Common Stock and any such other property on the date of exercise plus any cash payment shall not be less than the option price of the shares to be issued or transferred. Payments of the exercise price of an Option that are made in the form of Common Stock (which shall be valued at Market Value) may be made by (i) delivery of stock certificates in negotiable form or (ii) unless otherwise determined by the Committee, delivery of the participant's representation that, on the date of exercise, he owns the requisite number of shares and, unless such shares are registered in the participant's name as verified by the records of the Corporation's transfer agent, a representation executed by the participant's brokerage firm or other entity in whose name such shares are registered that on the date of exercise the participant beneficially owns the requisite number of shares ("Certificateless Exercise"). Delivery of such a representation pursuant to a Certificateless Exercise shall be treated as the delivery of the specified number of shares of Common Stock; provided, however, that the number of shares issued to the participant upon exercise of the Option shall be reduced by the number of shares specified in the representation.

          6.4. STOCK APPRECIATION RIGHTS. Awards granted as Stock Appreciation Rights shall be the subject of the following provisions:

               (a) Stock Appreciation Rights may be granted only in connection with an Option (the "Related Option"), either at the time of the grant of such Option or at any time thereafter during the term of the Option.

               (b) Each Stock Appreciation Right shall provide that the holder thereof may exercise the same by surrendering the Related Option or any portion thereof, to the extent unexercised, and upon such exercise and surrender shall be entitled to receive other cash or shares of Common Stock in the amount determined pursuant to clause (ii) of paragraph 6.4(c). Such Option shall, to the extent so surrendered, thereupon cease to be exercisable.

               (c) Stock Appreciation Rights shall be further subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall from time to time approve:

                    (i) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Related Option shall be exercisable.

                    (ii) Upon exercise of Stock Appreciation Rights, the holder thereof shall receive, at the option of the Corporation, either (i) cash in an amount equal to the excess of the Market Value of a share of Common Stock on the date of such exercise over the exercise price per share of Common Stock subject to the Related Option multiplied by the number of shares of Common Stock in respect of which the Stock Appreciation Rights are exercised (the "Settlement Amount") or (ii) such number of shares of Common Stock as shall be determined by dividing the Settlement Amount by the Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Rights.

               (d) To the extent that Stock Appreciation Rights shall be exercised, the Related Option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in paragraph 5.1.

               (e) Stock Appreciation Rights may be exercised by the form of notice provided for the exercise of an Option under paragraph 6.3(g).

               (f) Any provision of this Section 6 to the contrary notwithstanding, no payment or exercise of Stock Appreciation Rights by a participant subject to the Exchange Act shall be made other than in compliance with Rule 16b-3.

               (g) Stock Appreciation Rights are not transferable other than by will or the laws of descent and distribution, and during a participant's lifetime are exercisable only by him.

     6.5. PERFORMANCE UNITS. Awards granted as Performance Units shall be subject to the following provisions:

               (a) The performance period for the attainment of the performance goal shall be a cycle of not less than two nor more than five fiscal years of the Corporation, as determined by the Committee. The Committee may establish more than one cycle for any particular Performance Unit.

               (b) The Committee shall establish a dollar value for each Performance Unit, the principal and minimum performance goals to be attained in respect of the Performance Unit, the various percentages of the Performance Unit value to be paid out upon the attainment, in whole or in part, of the performance goals and such other Performance Unit terms, conditions and restrictions as the Committee deems appropriate. The business criteria used by the Committee in establishing such performance goals shall include (i) return on equity, (ii) operating income, (iii) earnings and (iv) return on invested capital, and any such performance goals may be modified by the Committee during the course of a performance cycle to take into account changes in conditions that occur. Notwithstanding the foregoing, in the case of a Performance Unit granted to a Covered Employee, no business criteria other than those enumerated herein may be used in establishing the performance goal for such Performance Unit, and no such performance goal may be modified by the Committee during the course of a performance cycle except in accordance with Section 162(m) of the Code. As soon as practicable after the termination of the performance period, the Committee shall determine what, if any, payment is due on the Performance Unit in accordance with the terms thereof.

               (c) In the event of a participant's Retirement prior to the expiration of the performance cycle established for any Performance Units he may have been awarded, such units shall, to the extent that they are not fully vested at the time of Retirement, thereupon become fully vested and be payable on expiration of the performance cycle; provided, however, that the percentage of the Performance Unit to be paid out upon the attainment of the performance goals shall be reduced by multiplying that amount by a fraction, the numerator of which is the number of months remaining in the performance cycle following the date of Retirement and the denominator of which is the total number of months in the performance cycle. If a participant's employment with the Corporation and its Subsidiaries shall be terminated for any other reason prior to the expiration of the performance cycle established for any Performance Units he has been awarded, such units shall be canceled automatically unless the Committee, in its sole discretion, and subject to limitations as it may deem advisable, determines to make full or partial payment with respect to such Performance Units, whether at the time of termination, at the expiration of the performance cycle or otherwise. Without limiting the generality of the foregoing, any unpaid portion of a Performance Unit otherwise payable to a terminated participant shall be forfeited if such participant at any time engages in Detrimental Activity. Notwithstanding the foregoing, in the case of Performance Units granted to Covered Employees, this paragraph 6.5(c) shall not be given effect if, as a result thereof, such Performance Units shall lose the protection afforded by Section 162(m) of the Code.

               (d) Payment of Performance Units shall be made, at the discretion of the Committee, either in cash in the amount of the dollar value of the Performance Units awarded or in Common Stock having a Market Value at the time such award is paid equal to such dollar amount. Payments made in the form of Common Stock shall be charged against the maximum limitations for shares of Common Stock provided in paragraph 5.1.

               (e) Performance Units are not transferable other than by will or by the laws of descent and distribution and during a participant's lifetime payments in respect thereof shall be made only to the participant.

          6.6. LIMITED STOCK APPRECIATION RIGHTS.

               Awards granted as Limited Stock Appreciation Rights shall be subject to the following provisions:

               (a) A Limited Stock Appreciation Right may be granted only in connection with a Related Option, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

               (b) Unless otherwise determined by the Committee, a Limited Stock Appreciation Right may be exercised only during the period
               (i)  beginning on the first day following a Change of Control and
               (ii) ending on the thirtieth day (or such other date specified by the Committee at the time of grant of the Limited Stock Appreciation Right) following such date (such period herein referred to as the "Limited Rights Exercise Period"). Each Limited

               Stock Appreciation Right shall be exercisable during the Limited Rights Exercise Period only to the extent the Related Option is then exercisable, and in no event after termination of the Related Option. Limited Stock Appreciation Rights granted under the Plan shall be exercisable in whole or in part in the manner provided for exercise of Stock Appreciation Rights pursuant to paragraph 6.4.

               (c) Upon the exercise of Limited Stock Appreciation Rights, the holder shall receive in cash an amount equal to the excess of the Market Value on the date of exercise of each share of Common Stock with respect to which such Limited Stock Appreciation Rights shall have been exercised over the exercise price per share of Common Stock subject to the Related Option, multiplied by the number of shares of Common Stock in respect of which the Limited Stock Appreciation Rights are exercised.

               (d) To the extent that Limited Stock Appreciation Rights shall be exercised, the Related Option shall be deemed to have been exercised for the purpose of the maximum limitation set forth in paragraph 5.1.

               (e) For purposes of this Section 6.6, a "Change in Control" shall be deemed to have occurred if:

                    (i)  the stockholders of the Corporation shall have approved
          (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                    (ii) any  person  (as  such  term  is  defined  in  Sections
          13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Corporation or any employee benefit plan sponsored by the Corporation or any Subsidiary) (A) shall have purchased any Common Stock (or securities convertible into the Common Stock) for cash, securities, or any other consideration pursuant to a tender offer, without the prior consent of the Board of Directors, or
          (B) shall have become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the issued and outstanding Common Stock; or

                    (iii) individuals who on the date of the adoption of the Plan constituted the entire Board shall have ceased for any reason to constitute a majority unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

          7.   LIMIT ON AWARDS.

          7.1. Notwithstanding any provision contained herein, the aggregate Market Value of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year (under all stock option plans of the employee's employer corporation and its "parent" and "subsidiary" corporation within the meaning of Section 424 of the Code) shall not exceed $100,000.

          7.2. Notwithstanding any provision contained herein, no participant may be granted under the Plan, during any Year, Options or other Awards relating to more than 175,000 shares of Common Stock, subject to adjustment in accordance with Section 8 hereof. With respect to an Award that may be settled in cash, no participant may be paid in respect of any fiscal year an amount that exceeds the greater of the Market Value of the number of shares of Common Stock set forth in the preceding sentence at the date of grant or at the date of settlement of the Award, provided that this limitation is separate from and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence.

          8.   ADJUSTMENTS.

          In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number of shares with respect to which Awards may be granted to a given participant and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or previously issued Incentive Stock Options to lose their status as such and, with respect to Awards granted to Covered Employees, no such adjustment shall be authorized to the extent that such adjustment would cause such Award to lose the benefits of Section 162(m) of the Code.

          9.   GENERAL PROVISIONS.

          9.1. COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Corporation shall not be obligated to deliver shares of Common Stock upon the exercise or settlement of any Award or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of shares of Common Stock under any Award until completion of such listing or registration or qualification of such shares or other required action under any federal or state law, rule or regulation as the Corporation may consider appropriate, and may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares under the Plan.

          9.2. AWARDS GRANTED TO FOREIGN PARTICIPANTS. Awards granted to a participant who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with the provisions of the Plan (except those necessary to retain the benefits of Section 162(m) or Section 422 of the Code), or may be granted under such supplemental documents, as required under such laws.

          9.3. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Corporation or any of its Subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Corporation or any of its Subsidiaries, nor shall it interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate any employee's employment at any time.

          9.4. WITHHOLDING TAXES. In the event that the Corporation or any of its Subsidiaries shall be required to withhold any amounts by reason of any federal, state, or local tax law, rule or regulation by reason of the grant to or exercise by a participant of any Award, the participant shall make available to the Corporation or its Subsidiaries, promptly when required, sufficient funds to meet the Corporation's or Subsidiary's requirement of such withholding, and the Corporation shall be entitled to take such steps as the Committee may deem advisable in order to have such funds available to the Corporation or its Subsidiary at the required time or times. This Committee authority shall include authority to deduct and withhold such required amounts from any other cash payment or payments to be made by the Corporation or its Subsidiaries (including from payroll) to such participant or to withhold or receive shares of Common Stock or other property, on a mandatory basis or at the election of the participant, and to make cash payments in respect thereof in satisfaction of a participant's tax obligations (which may include mandatory withholding obligations and obligations of the participant in excess of such mandatory obligations relating to an Award).

          9.5. CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or participants, except that any such action shall be subject to the approval of the Corporation's stockholders if the Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 (with respect to participants who are subject to Section 16 of the Exchange Act), Section 162(m) of the Code (with respect to Covered Employees) or Section 422 of the Code (with respect to Incentive Stock Options) or if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted or if the Board of Directors otherwise determines to submit any such action to stockholder approval; provided, however, that, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially impair the rights of such participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award agreement relating thereto; provided, however, that, without the consent of an affected participant, no such amendment, alteration, suspension, discontinuation or termination of any Award may materially impair the rights of such participant under such Award.

          9.6. NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. Nothing contained in the Plan shall be deemed to give any person eligible to receive an Award hereunder, or any heir, distributee, executor, administrator or personal representative of any such person, any interest or title to any specific property of the Corporation or any of its Subsidiaries, or any other right against the Corporation or any of its Subsidiaries other than as set forth in the Plan. Neither the establishment of the Plan nor any other action taken now or at any time with regard thereto shall be construed as giving any person whatsoever any legal or equitable right against the Corporation unless such right shall be specifically provided for in the Plan. There is no obligation for uniformity of treatment of participants and employees under the Plan. Except as otherwise provided in Section 6.2 with respect to Restricted Stock, no Award shall confer on any participant any of the rights of a stockholder of the Corporation unless and until shares of Common Stock are duly issued or transferred and delivered to the participant in accordance with the terms of the Award.

          9.7. UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such participant any rights that are greater than those of a general creditor of the Corporation.

          9.8. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          9.9. BINDING EFFECT. The provisions of the Plan shall be binding upon the heirs, distributees, executors, administrators and personal representatives of any person participating under the Plan. A person claiming any rights under the Plan as a beneficiary or otherwise through a participant shall be subject to all of the terms and conditions of the Plan and any additional terms and conditions as may be imposed by the Committee.

          9.10. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          9.11. COMPLIANCE WITH CODE SECTION 162(m). In the event it is determined by the Committee prior to the grant of an Award to a Covered Employee that such Award shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) of the Code, then, unless otherwise determined by the Committee, if any provision of the Plan or any Award agreement relating to such an Award granted to a Covered Employee does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon attainment of the performance objectives to which such Award is subject.

          9.12. GOVERNING LAW. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

          9.13. HEADINGS. Headings are given to the sections of the Plan solely as a convenience to facilitate reference and neither such headings or numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

          9.14. TERMINOLOGY. In order to shorten and improve the understandability of the Plan document by eliminating the repeated use of the phrase "his or her", any masculine terminology herein shall also include the feminine.

          9.15. EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of March 6, 1997; provided, however, that the Plan shall have been approved by the affirmative votes of the holders of a majority of voting securities present in person or represented by proxy and entitled to vote at the June 19, 1997 annual meeting of the Corporation's stockholders, or any adjournment thereof, in accordance with applicable provisions of the Delaware General Corporation Law. Any Awards granted under the Plan prior to such approval of stockholders shall not be effective unless stockholder approval is obtained, and, if stockholders fail to approve the Plan as specified hereunder, any previously granted Award shall be forfeited and cancelled. Unless earlier terminated under Section 9.5 hereto, the Plan shall terminate on and no further Awards may be granted under the Plan after March 5, 2007.

                                     [FRONT]
PROXY                       FINLAY ENTERPRISES, INC.

                               PROXY SOLICITED BY
               THE BOARD OF DIRECTORS OF FINLAY ENTERPRISES, INC.
              FOR THE ANNUAL MEETING OF STOCKHOLDERS-JUNE 22, 2000

     The undersigned hereby appoints Arthur E. Reiner, Joseph M. Melvin and Leslie A. Philip, and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Finlay Enterprises, Inc. to be held at the Cornell Club, 6 East 44th Street, New York, New York at 10:00 a.m. (local time) on June 22, 2000, and at any adjournment thereof.

1.   Election of Directors:


     [_]  FOR all nominees listed below       [_]  WITHHOLD
          (except as marked to                     APPROVAL to vote
          the contrary below)                      for all nominees
                                                   listed below


  David B. Cornstein, James Martin Kaplan, John D. Kerin and Arthur E. Reiner

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)


2. Approval of an amendment to the Company's 1997 Long Term Incentive Plan to increase by 1,000,000 the number of shares of the Company's Common Stock available for issuance thereunder:

     [_]  FOR                   [_]  AGAINST                   [_] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1 and FOR Proposal No. 2.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
          FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1
                             AND FOR PROPOSAL NO. 2


      TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                                     [BACK]


                                             Please sign exactly as name appears
                                        at left.  When  shares are held by joint
                                        tenants,  both should sign. When signing
                                        as  attorney,  executor,  administrator,
                                        trustee or  guardian,  please  give your
                                        full  title as such.  If a  corporation,
                                        please  sign in full  corporate  name by
                                        president or other  authorized  officer.
                                        If  a   partnership,   please   sign  in
                                        partnership name by authorized person.





                                        Dated:
                                              ----------------------------------


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature


                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
                                        BOARD OF DIRECTORS.